EXHIBIT 11

                                 EXHIBIT NO. 11

                      BUREAU OF ELECTRONIC PUBLISHING, INC.

                    CALCULATION OF NET LOSS PER COMMON SHARE




                                                                        Nine Months                Nine Months
                                                                  Ended September 30, 1996    Ended September 30, 1995
                                                                  ------------------------    ------------------------
Net loss                                                              $  (3,434,229)               $  (1,232,504)
                                                                      ==============               ==============

Weighted average number of common shares outstanding                       3,523,969                    2,859,018
Stock options and warrants issued prior to initial public
offering at prices less than initial public offering price                         0                       56,625
                                                                           =========                    =========

Other stock options and warrants (a)                                               0                            0
                                                                           =========                    =========
Total weighted average common shares and equivalent common
shares                                                                     3,523,969                    2,915,643
                                                                           =========                    =========


Loss per share                                                             $  (0.97)                    $  (0.42)
                                                                           =========                    =========


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(a)  Stock options and warrants issued subsequent to December 31, 1994 were not dilutive and accordingly not considered in the calculation above.